Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-169074, 333-40256 and 333-225669 on Form S-8 of our report dated June 14, 2024, appearing in this Annual Report on Form 11-K of the M/I Homes, Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2023.

/s/ Clark, Schaefer, Hackett & Co.

Columbus, Ohio
June 14, 2024